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                                   (FORM OF)
                            CERTIFICATE OF TRUST OF
                     CHASE MANHATTAN AUTO OWNER TRUST 199__-__


THIS certificate of Trust of Chase Manhattan Auto Owner Trust 199__-__
(the "TRUST"), dated as of ________, 199__, is being duly executed and filed by ____________________________, a _________________________ banking corporation, and _______________________, a __________________________, as trustees, to form a business trust under the Delaware Business Trust Act (13 Del Code, Section 3801 et seq.).

(a)  Name.  The name of the business trust formed hereby is CHASE
MANHATTAN AUTO OWNER TRUST 199__-__.

 (b) Delaware Trustee. The name and business address of the trustee of the Trust resident in the State of Delaware is ______________.

(c)  This Certificate of Trust will be effective ________, 199___.

IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.



By: __________________________________
      not in its individual capacity,
      but solely as owner trustee of
      the Trust.



By: ___________________________________
      Name:
      Title: